SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): June 28, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 28, 2011, the Registrant entered into a financing transaction in which The Richard M. Schulze Family Foundation purchased newly issued, unregistered shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”).  The amount paid by the Foundation was $4.55 million.  The price per share was sixty-nine cents ($0.69), resulting in issuance of Six Million, Five Hundred and Ninety Four Thousand, Two Hundred and three (6,594,203) shares of Common Stock.

The Registrant also issued to Richard M. Schulze, for no additional consideration, warrants exercisable for twenty-four percent (24%) of the number of shares issued (i.e., exercisable for One Million Five Hundred And Eighty Two Thousand, Six Hundred And Nine (1,582,609) shares of Common Stock).  The warrants have no cashless exercise provisions and the shares of Common Stock issuable pursuant to the exercise thereof must be paid for in cash.  The exercise price of the warrants is sixty-nine cents ($0.69) per share of Common Stock and the exercise period is five years from issuance.

In consideration of the further financing of the Registrant, Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, and Whitebox Special Opportunities Fund LP – Series B, (collectively "Whitebox") surrendered to the Registrant, without receiving any payment therefor, for re-issuance to Mr. Schulze, warrants exercisable for eleven percent (11%) of the number of shares issued in the June 28 financing (i.e., exercisable for Seven Hundred And Twenty Five Thousand, Three Hundred And Sixty Three (725,363) shares of Common Stock).  The warrants surrendered by Whitebox for such re-issuance comprised a portion of the warrants Whitebox previously received for its prior convertible loan to the Registrant of $3 million on May 31, 2011.   The warrants surrendered by Whitebox were re-issued by the Registrant to Mr. Schulze on substantially the same terms and conditions as the warrants originally issued to Whitebox.  The warrants have no cashless exercise provisions and the shares of Common Stock issuable pursuant to the exercise thereof must be paid for in cash.  The exercise price of these warrants is fifty-seven cents ($0.57) per share of Common Stock and the exercise period is five years from issuance.

Item 3.02  Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the investor had access to information concerning the Registrant’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor was sophisticated within the meaning of Section 4(2) of the Securities Act and was an “accredited investor” (as defined by Rule 501 under the Securities Act).  In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: July 5, 2011	By:	/s/ Linda Powers
Linda Powers
Chief Executive Officer and Chairman